                                                                    EXHIBIT 23.1

                                     CONSENT


We have issued our report dated August 29, 1997, accompanying the consolidated financial statements of Motor Cargo Industries, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the captions "Selected Consolidated Financial Data" and "Experts".




/s/ GRANT THORNTON, L.L.P.
Salt Lake City, Utah
October 2, 1997